UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2006
TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2630 South Harbor Boulevard, Santa Ana, CA 92704

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 327-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 22, 2006, the stockholder’s of TTM Technologies, Inc. (the “Company”) approved the new 2006 Incentive Compensation Plan (the “2006 Plan”). The 2006 Plan will be used to provide stock-based incentive compensation to our eligible employees, directors, and independent contractors. The 2006 Plan is intended to help us recruit, reward, motivate, and retain talented personnel, to align the interests of management and the stockholders and to create long-term stockholder value.
     Key terms of the 2006 Plan include:
• The 2006 Plan permits the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.

• The 2006 Plan increases the shares available for grant by a net amount of 3,000,000 shares of our common stock as compared to the incentive compensation plans it replaces. In addition, we will transfer any available share reserves under the 2000 Equity Compensation Plan (the “2000 Plan”) or its Amended and Restated Management Stock Option Plan (the “Management Plan”) to the 2006 Plan as of the date of stockholder approval of the 2006 Plan so that they may be available for future grants under the 2006 Plan. As of June 30, 2006, an aggregate of 2,744,118 shares of our common stock are issuable upon exercise of outstanding options and we have available 3,852,915 shares for issuance under our 2000 Plan and the Management Plan.

• In addition, awards may be granted under the 2006 Plan with respect to (i) the number of shares with respect to which awards granted under the 2006 Plan, 2000 Plan, and the Management Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (ii) the number of shares which are not issued as a result of the award granted under the 2006 Plan, the 2000 Plan or the Management Plan being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iii) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2006 Plan, 2000 Plan and the Management Plan.

• The Company will no longer make grants under its 2000 Plan or its Management Plan, both of which are being terminated and replaced by the 2006 Plan.

• The 2006 Plan explicitly prohibits repricing of options without stockholder approval.

• The 2006 Plan will permit the qualification of awards under the plan (payable in either stock or cash) as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

• The 2006 Plan is administered by our board of directors. Our board of directors may delegate administration to one or more committees of the board. Currently, our board of directors has delegated administration of the 2006 Plan to the compensation committee.

     This summary is qualified in its entirety by reference to the complete text of the 2006 Plan. You are urged to read the description of the 2006 Plan in our proxy statement for our 2006 annual meeting and the text of the 2006 Plan, which is set forth as Annex B in such proxy statement.
Item 9.01. Financial Statements and Exhibits
     None.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Vice President and Chief Financial Officer